Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Advantus Series Fund, Inc.

We have audited the accompanying statements of assets and liabilities, including the schedules of investments in securities, of the Bond, Money Market, Mortgage Securities, Index 500, Maturing Government Bond 2006, Maturing Government Bond 2010, International Bond, Index 400 Mid Cap, and Real Estate Securities Portfolios (the Portfolios) of Advantus Series Fund, Inc. as of December
31, 2005, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and the financial highlights are the responsibility of the Portfolios management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2005, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Bond, Money Market, Mortgage Securities, Index 500, Maturing
Government Bond 2006, Maturing Government Bond 2010, International Bond,
Index 400 Mid Cap, and Real Estate Securities Portfolios of Advantus Series Fund, Inc. as of December 31, 2005, and the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles.

KPMG LLP
Minneapolis Minnesota
February 23, 2006